                                                                      EXHIBIT 23


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-66080) pertaining to the Williams Communications Group, Inc. 1999 Stock Plan, Registration Statement (Form S-8 No. 333-58462) pertaining to the WCG Investment Plan, Registration Statement (Form S-8 No. 333-61306) pertaining to the Williams Communications Group, Inc. 2001 Transition Plan for Non-Executive Officer Employees, and Registration Statement (Form S-3 No. 333-53696) for the registration of common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units and subscription rights, of our report dated March 28, 2002, with respect to the consolidated financial statements and schedules of Williams Communications Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                        ERNST & YOUNG LLP

Tulsa, Oklahoma
March 28, 2002